UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported):  February 23, 2011

CNS RESPONSE, INC.
(Exact name of Company as specified in its charter)

Delaware	0-26285	87-0419387
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

85 Enterprise, Suite 410
Aliso Viejo, CA 92656
(Address of principal executive offices)

(714) 545-3288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The description of the Purchase Agreement (as defined below) is incorporated by reference to Item 2.03 hereof.  The description of the Engagement Agreement (as defined below) is incorporated by reference to Item 2.03 hereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on January 20, February 3 and February 7, 2011, CNS Response, Inc. (“we” or “the Company”)  issued subordinated convertible promissory notes (the “Unsecured Notes”) in an aggregate principal amount of $350,000 and warrants to purchase 583,332 shares of common stock to three accredited investors, two of which were previously unrelated to us, in connection with a new private placement pursuant to a note and warrant purchase agreement (the “2011 Purchase Agreement”), under which we can issue up to $5 million in aggregate principal amount of Unsecured Notes and related warrants.

We received aggregate net proceeds of $332,000 in the January 20, February 3 and February 7, 2011 closings, after paying $18,000 to the placement agent as described below.

On February 15, February 23 and February 28, 2011, we issued additional Unsecured Notes and related warrants pursuant to the 2011 Purchase Agreement.  The Unsecured Notes in the aggregate principal amount of $950,000 and related warrants to purchase 1,583,331 shares of common stock were issued to six accredited investors as follows:  1) an Unsecured Note in the principal amount of $50,000, and a warrant to purchase 83,333 shares, were issued to our Chief Financial Officer, Paul Buck, 2) an Unsecured Note in the principal amount of $187,500, and a warrant to purchase 312,500 shares, were issued to SAIL Venture Partners, LP, of which David Jones, a director of the Company, is a managing partner, 3) an Unsecured Note in the principal amount of $62,500, and a warrant to purchase 104,166 shares, were issued to SAIL 2010 Co-Investment Partners, LP, an entity likewise affiliated with Mr. Jones, 4) two Unsecured Notes in the principal amount of $400,000 and $200,000, respectively (for an aggregate of $600,000), and two warrants to purchase 666,666 shares and 333,333 shares, respectively (for an aggregate of 999,999 shares), were issued to two investors who had first invested in the Company in October 2010, and 5) an Unsecured Note in the principal amount of $50,000 and a warrant to purchase 83,333 shares, was issued to a trust, the trustee of which is the father-in-law of our Chief Executive Officer, George Carpenter.   We received aggregate net proceeds of $902,000 in the February 15, February 23 and February 28, 2011 closings, after paying $48,000 to the placement agent as described below.

The 2011 Purchase Agreement provides for the issuance and sale of Unsecured Notes in the aggregate principal amount of up to $5,000,000, and warrants to purchase a number of shares corresponding to 50% of the number of shares issuable on conversion of the Unsecured Notes, in one or multiple closings to occur no later than July 31, 2011. The 2011 Purchase Agreement also provides that the Company and the holders of the Unsecured Notes will enter into a registration rights agreement covering the registration of the resale of the shares underlying the Unsecured Notes and the related warrants.

The Unsecured Notes mature one year from the date of issuance (subject to earlier conversion or prepayment), earn interest equal to 9% per year with interest payable at maturity, are convertible into shares of common stock of the Company at a conversion price of $0.30, are not secured by any of the Company’s assets and are subordinated in all respects to the Company’s obligations under its secured convertible notes issued in October and November 2011 and the related guaranties issued to certain investors by SAIL Venture Partners, L.P.  The conversion price is subject to adjustment upon (1) the subdivision or combination of, or stock dividends paid on, the common stock; (2) the issuance of cash dividends and distributions on the common stock; (3) the distribution of other capital stock, indebtedness or other non-cash assets; and (4) the completion of a financing at a price below the conversion price then in effect. The Unsecured Notes are furthermore convertible, at the option of the holder, into securities to be issued in subsequent financings at the lower of the then-applicable conversion price or price per share payable by purchasers of such securities. The Unsecured Notes can be declared due and payable upon an event of default, defined in the Unsecured Notes to occur, among other things, if the Company fails to pay principal and interest when due, in the case of voluntary or involuntary bankruptcy or if the Company fails to perform any covenant or agreement as required by the Unsecured Note.

The warrants related to the Unsecured Notes expire seven years from the date of issuance and are exercisable for shares of common stock of the Company at an exercise price of $0.30. Exercise price and number of shares issuable upon exercise are subject to adjustment (1) upon the subdivision or combination of, or stock dividends paid on, the common stock; (2) in case of any reclassification, capital reorganization or change in capital stock and (3) upon the completion of a financing at a price below the exercise price then in effect. Any provision of the Unsecured Notes or related warrants can be amended, waived or modified upon the written consent of the Company and holders of a majority of the aggregate principal amount of such notes outstanding. Any such consent will affect all Unsecured Notes or warrants, as the case may be, and will be binding on all holders thereof.

Monarch Capital Group LLC (“Monarch”) has acted as non-exclusive placement agent with respect to the placement of Unsecured Notes in the aggregate principal amount of $550,000 and related warrants, pursuant to an engagement agreement, dated  January 19, 2011, between us and Monarch (the “Engagement Agreement”).  Under the Engagement Agreement, in return for its services as non-exclusive placement agent, Monarch is entitled to receive (a) a cash fee equal to 10% of the gross proceeds raised from the sale of Unsecured Notes to investors introduced to the Company by Monarch; (b) a cash expense allowance equal to 2% of the gross proceeds raised from the sale of Unsecured Notes to such investors; and (c) five-year warrants (the “Placement Agent Warrants”) to purchase common stock of the Company equal to 10% of the gross amount of securities sold to such investors.  The Placement Agent Warrants have an exercise price equal to 110% of the conversion price of the Unsecured Notes and an exercise period of five years. The terms of the Placement Agent Warrants, except for the exercise price and period, are identical to the terms of the warrants related to the Unsecured Notes.   In connection with acting as non-exclusive placement agent with respect to Unsecured Notes in the aggregate principal amount of $550,000 and related warrants, Monarch received aggregate cash fees of $55,000 and an aggregate cash expense allowance of $11,000, and Placement Agent Warrants to purchase an aggregate of up to 183,332 shares of our common stock at an exercise price of $0.33 per share.

The description of the Unsecured Notes, related warrants, Placement Agent Warrants, 2011 Purchase Agreement and Engagement Agreement is qualified in its entirety by reference to the text of the Form of Note, Form of Warrant, Form of Placement Agent Warrant, 2011 Purchase Agreement and Engagement Agreement, which are filed as exhibits to the Company’s current report on  Form 8-K filed on March 1, 2011 and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the Unsecured Notes, related warrants and Placement Agent Warrants is incorporated herein by reference to Item 2.03 hereof.

The Unsecured Notes, related warrants and Placement Agent Warrants were issued by the Company under the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

Item 9.01	Financial Statements and Exhibits.

Exhibit 4.1	Form of Note.*

Exhibit 4.2	Form of Warrant.*

Exhibit 4.3	Form of Placement Agent Warrant.*

Exhibit 10.1	Note and Warrant Purchase Agreement, dated as of January 20, 2011.*

Exhibit 10.2	Engagement Agreement, dated January 19, 2011, between the Company and Monarch Capital Group, LLC.*

______________________________
*  Incorporated herein by reference to the corresponding exhibit to the Company’s current report on Form 8-K filed on March 1, 2011.

EXPLANATORY NOTE

The amounts disclosed in Item 2.03 hereof reflect an adjustment made to the principal amount of an Unsecured Note issued to one accredited investor from $400,000 to $200,000 and a corresponding adjustment to the related warrant from 666,666 shares to 333,333 shares, reflecting a lesser investment as a result of an error on the part of such investor.  Total amounts were adjusted accordingly.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Response, Inc.

	By:	/s/ Paul Buck
March 3, 2011		Paul Buck
Chief Financial Officer